Articles of Incorporation
                             of
                        Travco, Inc.

KNOW ALL MEN BY THESE PRESENTS:


  That  we,  the undersigned, for the purpose of association to  establish a corporation for the transaction of  business and  the  promotion and conduct of the objects and  purposes hereinafter stated, under the provisions of and  subject  to the  requirements  of the laws of the State  of  Nevada,  do make,  record  and  file these Articles of Incorporation  in writing.

AND WE DO HEREBY CERTIFY:


Article One:   The name of this Corporation is:

                        Travco, Inc.



Article Two:  The principal office in the State of Nevada

  is to be located at:

        9315 Horizon Vista Lane, Las Vegas, NV 89117


  The Resident agent for this Corporation shall be:

              Premier Corporate Services, Inc.
             1000 N. Green Valley Pkwy. #440-195
                    Henderson, NV 89014.


  This  Corporation may also maintain an office  or  offices at  such  other  places  within or outside  the  State  of

  Nevada,  as it may from time to time determine.  Corporate business  of  every kind and nature may be conducted,  and meetings  of  directors and stockholders held outside  the

  State of Nevada, the same as in the State of Nevada.



Article  Three:  This  Corporation may  engage  in  any

  lawful activity.



Article Four:  This Corporation is authorized to issue only one class  of  shares  of  stock, the  total  number  of  which  is

  100,000,000 shares, each with par value of $0.001. Such stock may be issued by this Corporation from time to time by the Board of

  Directors  thereof.  The shares of stock  shall  be  designated

  "Common Stock" and the holders thereof shall be entitled to one

  (1) vote for each share held by them.



Article  Five:  No Director or Officer of this Corporation  shall be liable to this Corporation or its stockholders for any breach of  fiduciary  duty as Officer or Director of this Corporation.

  This provision shall not affect liability for acts or omissions which involve intentional misconduct, fraud, a knowing violation or law, or the payment of dividends in violation of NRS 78.300.



  All  expenses incurred by Officers or Directors in defending  a civil or criminal action, suit, or proceeding, must be paid  by this  Corporation as they are incurred in advance  of  a  final disposition of the action, suit or proceeding, upon receipt  of an  undertaking  by or on behalf of a Director  or  Officer  to repay  the amount if it is ultimately determined by a court  of competent  jurisdiction, that he or she did  not  act  in  good faith,  and in the manner he or she reasonably believed  to  be or not opposed to the best interests of this Corporation.



  The  members of the governing Board shall be styled  Directors,

  and  the  number of Directors shall not be less  than  one  (1)

  pursuant  to  the terms of NRS 78.115. The names and  addresses of  the  first Board of Directors, which shall consist  of  two

  (2) members are:

          Lisa A. Schiano   9315 Horizon Vista Lane
                            Las Vegas, NV 89117
          Dr. Delmar J.     9315 Horizon Vista Lane
          Walker            Las Vegas, NV 89117



  The  number of Directors of this Corporation may from time

  to   time   be  increased  or  decreased  as   set   forth

  hereinabove  by  an  amendment  to  the  By-Laws  in  that regard,  and  without  the  necessity  of  amending  these

  Articles of Incorporation.



  The name and address of the incorporator is:

          Lisa A. Schiano   9315 Horizon Vista Lane
                            Las Vegas, NV 89117


Article  Six:   The capital stock of this Corporation, after

  the amount of the subscription price has been paid in cash or in kind, shall be and remain non-assessable and shall not be subject to assessment to pay debts of this Corporation.



Article  Seven:  This Corporation shall have  perpetual

  existence.



Article  Eight:   No  holder  of  any  shares  of   this

  Corporation  shall have any preemptive right to  purchase,

  subscribe  for,  or otherwise acquire any shares  of  this

  Corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares,

  or  warrants  or  other instruments evidencing  rights  or options to subscribe for, purchase or otherwise acquire such shares.



Article Nine:  This Corporation shall not be governed by the provisions of NRS 78.411 to 78.444, inclusive.



Executed this 22 day of September, 2000.


                              /s/ Lisa A. Schiano
                              Lisa A. Schiano, Incorporator



State of Nevada     }
                    }    ss.
County of Clark     }


On this 22nd day of September, 2000, personally appeared before me, a Notary Public in and for said County and State, Lisa A. Schiano, known to me personally, having been first duly sworn, deposes and says that she is the incorporator named in the foregoing Articles of Incorporation, and that she executed the same, and that the statements contained therein are true as she verily believes, and that she executed the instrument freely and voluntarily for the uses and purposes therein mentioned.

Witness my hand and official seal.

                              By:  /s/ Sandy Maini
                                    Notary Public

                                        NOTARY SEALED

                              My Appointment expires: 5/11/03

                CERTIFICATE OF ACCEPTANCE OF
                APPOINTMENT AS RESIDENT AGENT

   In  the matter of Travco, Inc., I hereby certify that  on

the 22 day  of September,  2000,  I  accepted   the

appointment   as   Resident  Agent  of  the   above-entitled

corporation in accordance with NRS 78.090.

   IN  WITNESS  WHEREOF, I have hereunto set  my  hand  this

22 day of September, 2000.

                              Premier Corporate Services, Inc.


                              /s/ Loree Richards, President